EXHIBIT 10.24


                   SECOND AMENDMENT TO RESTATED OFFER TO LEASE


THIS AGREEMENT made as of the 18th day of May, 2001.

BETWEEN:

          PCI PROPERTIES CORP., a company incorporated under the laws of the Province of British Columbia and having an office at 1700 - 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3

          (the "Landlord")

AND:

          PIVOTAL CORPORATION, a company incorporated under the laws of the Province of British Columbia and having an office at 300 - 224 West Esplanade, North Vancouver, British Columbia, V7M 3M6

          (the "Tenant")

WHEREAS:

A. Pursuant to a restated offer to lease made the 28th day of July, 2000 and a first amendment to restated offer to lease made as of the 16th day of October, 2000 between the parties (together, the "Offer to Lease"), the Landlord agreed to lease to the Tenant, and the Tenant agreed to lease from the Landlord, the Premises in the Building (currently unbuilt) on the terms and conditions therein;

B. In connection with the Offer to Lease, the parties executed a definitive office lease agreement made and entered into the 28th day of December, 2000 (the "Lease");

C. The parties have agreed to changes to specific provisions in the Offer to Lease and have agreed to amend the Offer to Lease on the terms and conditions in this Agreement.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained the parties hereto agree as follows:

1.       Definitions

         Unless the context otherwise requires, terms which are used in this Agreement (including the Recitals), and not otherwise defined herein, have the meanings given to them by the Offer to Lease.

2.       Amendments to Offer to Lease

         The Offer to Lease is hereby amended as follows:

(a) delete clause 11(a)(vii) in its entirety and substitute the following therefor:

               ""Plans and Specifications" means the preliminary plans and specifications for the Base Building Works (excluding the Leasehold Improvements) in the form of the Rendering and Schedule "B" hereto, all as supplemented or amended from time to time as agreed between the Landlord and the Tenant's Consultant acting reasonably or as supplemented or amended from time to time in accordance with this Offer to Lease.";

(b)      in the last sentence of clause 9,change "Exhibit "G"" to "Exhibit "F"";

(c)      delete clause 18 in its entirety and substitute the following therefor:

               "(a) Not later than  December 28, 2000,  the parties will execute in duplicate the Lease in the form attached hereto as Schedule "D" (and thereafter all references to the Lease in this Offer to Lease shall mean the executed form) and deliver all executed copies to Koffman Kalef, Business Lawyers, to hold in trust to be delivered pursuant to paragraph (c) below, unless notice is received from the Landlord or the Tenant, as the case may be, that it has terminated this Offer to Lease pursuant to clauses 26 or 27, provided that the Landlord may deliver to any proposed lender or purchaser of the Site a certified true copy of the Lease on a confidential basis, pursuant to a confidentiality agreement, a copy of which is provided to the Tenant.

               (b) In the event this Offer to Lease and the Lease is terminated in accordance with clauses 26 or 27 of this Offer to Lease then, in addition to any other provisions of this Offer to Lease, all executed copies of the Lease will be returned to the Tenant for destruction.

               (c) In the event the upset dates described in clauses 26 and 27 have expired and this transaction has not been terminated pursuant to clauses 26 and 27, one copy of the Lease will be delivered to each of Landlord and Tenant on the date of Delivery of Possession of the Premises to the Tenant, and, thereupon the Lease shall be in full force and effect provided that nothing herein shall limit the terms of clause 28 of this Offer to Lease pursuant to which the terms and conditions of section 6.3, section 20.1(d) and Exhibit "E" of the Lease are incorporated by reference into this Offer to Lease and are in full force and effect on the date hereof.

               (d) The parties agree that at any time, upon the request of the other party, to re-execute and re-deliver the Lease modified and updated to reflect the following:

          (i) the actual size of the Premises (as defined in the Lease) as constructed (section 2.1 of the Lease);

          (ii) the actual Commencement Date (Article 5 of the Lease); and


          (iii)such other amendments and modifications as the parties, acting reasonably, shall agree to from time to time;

          provided that if the parties  cannot agree to such changes  within ten
          (10) days of such request, such changes shall be determined by arbitration pursuant to Exhibit "F" of the Lease. If either the Landlord or the Tenant refuses or neglects to re-execute the Lease, the Landlord and the Tenant agree that they are nonetheless bound by the terms of the Lease as agreed by the parties or as determined by arbitration as aforesaid.";

(d)  in the last sentence of clause 23, change "Exhibit "G"" to "Exhibit "F"";

(e)  delete clause 28 in its entirety and substitute the following therefor:

               "28. The  Tenant has  provided  a letter of credit  issued to the
                    Landlord in the amount of $1,000,000.00 to beheld upon the terms and conditions contained in section 6.3 of the Lease (the "Security Deposit"). Not later than July 3, 2001, the Tenant covenants and agrees to increase the Security Deposit to $3,750,000.00. Thereafter, the Tenant covenants and agrees to increase the Security Deposit to an amount equal to two (2) years' gross rent (for example, the Security Deposit would be $7,855,000.00 if the gross rent was $62.84 per square foot and the Rental Area of the Premises was 125,000 square feet) on or before the Commencement Date. The terms of Exhibit "E" attached to the Lease, as well as the provision of section 6.3 of the Lease requiring that cash proceeds be held in trust in interest-bearing certificates shall apply to all of the security provided under this clause, mutatis mutandis. Notwithstanding that the executed copies of the Lease are held in trust pursuant to clause 18 or anything else to the contrary in this Offer to Lease, the Lease or at law, the parties acknowledge and agree that the terms and conditions of section 6.3, subsection 20.1(d), and Exhibit "E" of the Lease are in full force and effect as from the date of this Offer to Lease as if such terms and conditions were set out in full and incorporated in this Offer to Lease as terms and conditions hereof and references in the letter of credit to such terms and conditions of the Lease shall also refer to such terms and conditions as incorporated in this Offer to Lease."; and

     (f) delete clause 32 in its entirety and substitute the following therefor:

                    "The Landlord agrees with the Tenant that on or before the Commencement Date, it shall have received, to the extent it is lawfully entitled to same after complying, or causing to be complied with, the terms and conditions of the following described encumbrances, the written agreement or written assurance of the City of Vancouver to discharge from title to the Site those encumbrances described in Schedule "E" (Part 1) hereto, provided that the Landlord and the Tenant acknowledge and agree that the failure of the Landlord to obtain such agreement or assurance shall not delay or extend the Commencement Date and the Lease shall remain in full force and effect. Furthermore, the Landlord agrees with the Tenant to indemnify and save harmless the Tenant for any claims, costs or liabilities that the Tenant may incur with respect to the Landlord failing to pay any financial obligations or comply with any conditions or requirements contained in those encumbrances described in Schedule "E" (Part 2) hereto.";

     (g) delete the second sentence of clause 35 and substitute the following therefor:

                    "In the event of any inconsistency between the provisions of this Offer to Lease and the provisions of the Lease or any difference in language covering the same subject matter, the provisions of the Lease shall govern (notwithstanding that the executed copies of the Lease are held in trust pursuant to clause 18), provided that clause 11(m) of this Offer to Lease shall govern with respect to all matters arising during the construction of the Building."

3.   Effect on Offer to Lease

     (a) This Agreement is supplemental to and shall be read with and deemed to be part of the Offer to Lease and the Offer to Lease shall from the date of this Agreement be read in conjunction with this Agreement.

     (b) This Agreement shall henceforth have effect so far as practical as though all of the provisions of the Offer to Lease and this Agreement were, as appropriate, contained in one instrument.

     (c) All of the provisions of the Offer to Lease, except only insofar as the same may be consistent with the express provisions of this Agreement, shall apply to this Agreement.

     (d) The Offer to Lease as changed, altered, amended, modified and supplemented by this Agreement shall be and continue in full force and effect and be binding upon the parties and is hereby confirmed in all respects, and for the purposes of the Lease reference to the term "Offer" therein shall be deemed to refer to the Offer to Lease as amended hereby and as further amended and modified from time to time.


IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the day and year first above written.


PCI PROPERTIES CORP.


Per:   _____________________
       Authorized Signatory



PIVOTAL CORPORATION


Per:   _____________________
       Authorized Signatory